Exhibit 99.2

NEXOGY, INC.

Unaudited Financial Statements

For the Three Months Ended October 31, 2020

NEXOGY, INC.
BALANCE SHEETS
(Unaudited)
(In thousands)

	October 31,	July 31,
	2020	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$177	$479
Accounts receivable, net	726	720
Prepaid expenses	7	-
Total current assets	910	1,199

LONG-TERM ASSETS:
Equipment, net	13	-
Other assets	55	57
Right-of-use asset	442	-
Total assets	$1,420	$1,256

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$210	$241
Accrued liabilities	245	179
Note payable, current, related party	3,107	3,386
Equipment financing	-	75
Operating lease liability, current	199	-
Total current liabilities	3,761	3,881

LONG-TERM LIABILITIES:
Note payable	451	451
Operating lease liability	243	-
Total long-term liabilities	694	451

Total liabilities	4,455	4,332

STOCKHOLDERS’ DEFICIT:
Common stock, $0.001, 25,000,000 shares authorized, 100,000 and 100,000
issued and outstanding, respectively	-	-
Accumulated deficit	(3,035)	(3,076)
Total stockholders’ deficit	(3,035)	(3,076)
Total liabilities and stockholders’ deficit	$1,420	$1,256

See accompanying notes to the unaudited financial statements

NEXOGY, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	For the Three Months ended October 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$1,672	$1,569

Total operating revenues	1,672	1,569

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	482	460
Selling, general and administrative expense	1,100	1,180
Legal and professional fees	34	43
Bad debt	15	44
Depreciation and amortization expense	1	-
Total operating expenses	1,632	1,727

OPERATING INCOME (LOSS)	40	(158)

OTHER INCOME (EXPENSE):
Income tax expense	(36)	(32)
Other income	37	6
Interest expense	-	6
Total other income (expense)	1	(20)

NET INCOME (LOSS)	$41	$(178)

See accompanying notes to the unaudited financial statements

NEXOGY, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
THREE MONTHS ENDED OCTOBER 31, 2020
(Unaudited)
(In thousands, except for share amounts)

	Common		Additional Paid in	Accumulated	Total stockholders’
	Shares	Par	Capital	deficit	deficit
BALANCE, July 31, 2020	100,000	$-	$-	$(3,076)	$(3,076)

Net income	-	-	-	41	41

BALANCE, October 31, 2020	100,000	$-	$-	$(3,035)	$(3,035)

See accompanying notes to the unaudited financial statements

NEXOGY, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended October 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$41	$(178)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1	-
Bad debt expense	15	44
Amortization of ROU - operating	19	-
Changes in operating assets and liabilities:
Accounts receivable	(21)	(68)
Prepaids & other assets	(5)	2
Right of use operating lease liability	(19)	-
Accounts payable	(31)	51
Accrued expenses	66	(45)
Net cash provided by (used in) operating activities	66	(194)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(14)	-
Net cash used in investing activities	(14)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from related party	-	200
Principal payment to related party	(279)	-
Principal payment on equipment financing	(75)	(13)
Net cash (used in) provided by financing activities	(354)	187

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(302)	(7)
CASH AND CASH EQUIVALENTS, beginning of period	479	38

CASH AND CASH EQUIVALENTS, end of period	$177	$31

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$1	$3
Income tax paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Capitalization of ROU assets and liabilities - operating	$462	$-

See accompanying notes to the unaudited financial statements

NEXOGY, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2020, AND 2019

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in connection with Nexogy, Inc.’s, business combination with Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”), a subsidiary of Digerati Technologies, Inc.(“Digerati”), and to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) for inclusion by Digerati in its current report on Form 8-K/A.

The accompanying unaudited interim financial statements of Nexogy, Inc. (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended July 31, 2020, included elsewhere in this Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended July 31, 2020, included elsewhere in this Form 8-K/A have been omitted.

NOTE 2 – GOING CONCERN

Financial Condition

The Company’s financial statements as of October 31, 2020, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Since the Company’s inception in 2005, the Company has incurred net losses and accumulated a deficit of approximately $3,035,000, a working capital deficit of approximately $2,851,000 and total liabilities of $4,455,000, which includes $3,107,000 in notes payable to related parties, which raises substantial doubt about Nexogy’s ability to continue as a going concern.

Management Plans to Continue as a Going Concern

Management believes that available resources as of October 31, 2020, will not be sufficient to fund the Company’s operations and legal expenses over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, and other things, raising additional capital, or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such best-efforts funding from various possible sources, including debt financing, sales of assets, or collaborative arrangements. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to curtail its operations, and the Company may not be able to pay off its obligations, if and when they come due.

We have been successful in raising debt in the past and as described in Notes 4 and 5. The Company’s financial statements as of October 31, 2020, do not include any adjustments that might result from the inability to implement or execute the Company’s plans to improve our ability to continue as a going concern.

As described in Note 6, on November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). As part of this merger, Nexogy will have access to working capital from T3 Nevada. In addition, the Company anticipate realizing some costs savings as we consolidate networks and multiple technical, operational, and administrative functions. However, there can be no assurance that the planned costs savings will be realized during the anticipated periods. There can be no guarantee that the planned costs savings will generate the expected reductions on the schedule anticipated by management.

NOTE 3 – OPERATING LEASES

The leased properties have a remaining lease term of seventeen to fifty-seven months as of August 1, 2020. At the option of the Company, it can elect to extend the term of the leases.

The Company has the following leases:

	Base Monthly Rent	Commencement	Expiration
Lease	Payment	Date	Date	Additional Terms
Office	$12,933	October 11, 2011	July 31, 2022	Initial term for sixty-two (62) months, lease renewed for additional sixty-three (63) months.
Colocation	$4,130	June 8, 2020	June 8, 2023	With an option to extend for an additional twelve (12) months, and 5% increase in base monthly lease payment.
Rooftop	$704	December 18, 2013	July 31, 2021	Initial term for twenty-four (24) months, lease renewed for additional two (2) successive two (2) year periods. After, the lease shall remain on a month-to-month basis.
Rooftop	$1,075	August 28, 2014	July 31, 2021	Initial term for thirty-six (36) months. After the initial term, the lease shall remain on a month-to-month basis.
Rooftop	$268	November 27, 2013	July 31, 2022	Initial term for forty-eight (48) months, lease renewed for additional sixty-three (63) months.
Rooftop	$2,840	June 1, 2015	June 1, 2021	With an option to extend for five (5) additional one (1) year terms.
Rooftop	$1,102	December 1, 2015	December 1, 2025	Initial term for five (5) years, lease renewed for additional five (5) years.
Rooftop	$2,950	November 30, 2013	November 30, 2023	Initial term for five (5) years, lease renewed for additional five (5) years, with an option for a second renewal for an additional five (5) years.
Total monthly base rent:	$26,002

‘Beginning August 1, 2020, operating ROU assets and operating lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. Operating leases in effect prior to August 1, 2020, were recognized at the present value of the remaining payments on the remaining lease term as of August 1, 2020. Because none of our leases included an implicit rate of return, we used our incremental secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. The incremental borrowing rate on the leases is 9.0%.

The impact of ASU No. 2016-02 (“Leases (Topic 842)” on our consolidated balance sheet beginning August 1, 2020, was through the recognition of ROU assets and lease liabilities for operating leases. Amounts recognized on July 31, 2020, and October 31, 2020, for operating leases are as follows:

ROU Asset	August 1, 2020	$461,472
Amortization		$(19,319)
ROU Asset	October 31, 2020	$442,153

Lease Liability	August 1, 2020	$461,472
Amortization		$(19,319)
Lease Liability	October 31, 2020	$442,153

Lease Liability	Short term	$198,759
Lease Liability	Long term	$243,394
Lease Liability	Total	$442,153

Operating lease cost:	$72,669
Cash paid for amounts included in the measurement of lease labilities
Operating cashflow from operating leases:	$72,669
Weighted-average remain lease term-operating lease:	2.42 Years
Weighted-average discount rate	9.0%

For the period ended October 31, 2020, the amortization of operating ROU assets was $19,319.

For the period ended October 31, 2020, the amortization of operating lease liabilities was $19,319.

The Company recorded a total rent payment of $83,829 and $84,832, for the three months ended October 31, 2020, and 2019, respectively.

The Future minimum lease payment under the operating leases are as follows:

Year Ending	Lease
July 31,	Payments
2021	$219,638
2022	287,340
2023	91,787
2024	23,649
2025	14,874
Total:	$637,288

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three months ended October 31, 2020, and 2019, the Company engaged an entity owned by one of the of its major shareholders to performed international and domestic termination services for $26,824 and $30,054, respectively. As of October 31, 2020, and July 31, 2020, the total outstanding balance was $6,618, and $0, respectively.

During the three months ended October 31, 2020, and 2019, the Company engaged an entity owned by one of the of its major shareholders to performed programing and provisioning services for $16,137 and $22,497, respectively.

As of October 31, 2020, and July 31, 2020, the total outstanding related party note payable balance were $3,107,000 and $3,386,000, respectively. During the months ended October 31, 2020, the Company made principal payments on the related party notes of $279,000. Subsequently, on November 17, 2020, the notes were paid in full to the shareholders.

NOTE 5 – NOTE PAYABLE

On April 16, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $450,500 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was made through City National Bank of Florida (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company is required to make 18 monthly principal payments in the amount of $25,028 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contain events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Notes in whole or in part. Subsequently, on December 12, 2020, the SBA informed the Company that the total outstanding principal balance of $450,500 and accrued interest of $2,986.88 were forgiven. Subsequentially, on December 12, 2020, the Company recognized a gain on settlement of debt of $450,500.

NOTE 6 – SUBSEQUENT EVENTS

On November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess Net Working Capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.